Exhibit 99.1

Contacts:

Ana Cano (Media)	Roger Sachs, CFA (Investors/Analysts)
ana.cano@eurorscg.com	sachsr@dnb.com
212.367.6920	973.921.5914

D&B Announces Third Quarter 2010 Results; Reaffirms 2010 Guidance

•	Diluted EPS Before Non-Core Gains and Charges Up 7%; GAAP Diluted EPS up 10%.

•	Core Revenue Up 4% Both Before and After the Effect of Foreign Exchange.

•

Total Revenue on a GAAP Basis Up 1% Before the Effect of Foreign Exchange (Flat After the Effect of Foreign Exchange), Reflecting the Impact of the Divestiture of our North American Self Awareness Solution Business During the Third Quarter of 2010.

Short Hills, NJ – October 26, 2010 – D&B (NYSE: DNB), the world’s leading source of commercial information and insight on businesses, today reported results for the third quarter ended September 30, 2010.

“We are pleased with our third quarter results and the acceleration of our financial performance. As expected, our North America business has turned the corner, driven primarily by strengthened sales execution, while International continues its double-digit revenue growth trajectory. Our strategic technology investment is progressing well and our first new products will be launched in the fourth quarter. The momentum we have generated will enable us to exit 2010 and enter 2011 on a strong note,” stated Sara Mathew, D&B’s Chairman and CEO.

Third Quarter 2010 Results

Diluted earnings per share before non-core gains and charges for the quarter ended September 30, 2010 were $1.21, up 7% from $1.13 in the prior year similar period.

On a GAAP basis, diluted earnings per share for the quarter ended September 30, 2010 were $1.12, up 10% from $1.02 in the prior year similar period.

See attached Schedule 3 for a reconciliation of diluted earnings per share before non-core gains and charges to earnings per share on a GAAP basis, as well as the definitions of the non-GAAP financial measures that the Company uses to evaluate the business.

Core revenue for the third quarter of 2010 was $396.0 million, up 4 % from the prior year similar period both before and after the effect of foreign exchange. Deferred revenue was $516.2 million, up 8% from the prior year similar period, continuing the positive trajectory that began in the fourth quarter of 2009.

Core revenue results for the third quarter of 2010 reflect the following by solution set:

•	Risk Management Solutions revenue of $254.9 million, up 4% before the effect of foreign exchange (up 3% after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $111.9 million, up 6% both before and after the effect of foreign exchange; and

•	Internet Solutions revenue of $29.2 million, up 4% both before and after the effect of foreign exchange.

See attached Schedules 4, 5 and 6 for additional detail.

Total revenue for the third quarter of 2010 was $400.4 million, up 1% before the effect of foreign exchange (flat after the effect foreign exchange), as compared to the prior year similar period. As a reminder, the current and prior year periods include the results of the North American Self Awareness Solutions business which we divested during the third quarter of 2010.

We reclassified revenue associated with our North American Self Awareness Solutions business as non-core as of the quarter ending September 30, 2010, due to the sale of substantially all of the assets and liabilities associated with that business (see the Company’s Form 8-K, filed with the Securities and Exchange Commission on July 29, 2010). Total revenue for the third quarter of 2009 included $16.8 million of revenue associated with the North American Self Awareness Solutions business, with $4.4 million of revenue from that business in the third quarter of 2010.

Operating income before non-core gains and charges for the third quarter of 2010 was $104.3 million, down 1% from the prior year similar period. On a GAAP basis, operating income was $75.0 million down 19% from the prior year similar period due primarily to a $13.6 million charge for impaired intangible assets related to our Purisma business and $11.8 million of costs related to our Strategic Technology Investment.

See attached Schedule 3 for additional detail.

Net income attributable to D&B before non-core gains and charges for the third quarter of 2010 was $60.9 million, up 2% from the prior year similar period. On a GAAP basis, net income attributable to D&B for the current quarter was $56.5 million, up 5% from the prior year similar period. This was primarily impacted by a $14.1 million gain related to the disposal of North American Self Awareness Solutions business in the third quarter, offset by costs of $9.5 million associated with our Strategic Technology Investment and a charge of $8.6 million for impaired intangible assets related to our Purisma business.

See attached Schedule 3 for additional detail.

Free cash flow for the first nine months of 2010, excluding the impact of legacy tax matters, was $225.5 million, including approximately $15 million related to the Strategic Technology Investment, compared with $244.1 million in the prior year similar period. The Company defines free cash flow as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles. On a GAAP basis, net cash provided by operating activities for the first nine months of 2010 was $278.9 million, compared with $302.8 million in the prior year similar period.

See attached Schedule 4 for additional detail.

Share repurchases during the third quarter of 2010 under the Company’s discretionary repurchase program totaled $18.0 million (approximately 264 thousand shares), while repurchases made to offset the dilutive effect of shares issued under employee benefit plans totaled an additional $2.0 million (approximately 30 thousand shares).

The Company ended the quarter with $77.2 million of cash and cash equivalents.

Third Quarter 2010 Segment Results

North America

Core revenue for the third quarter of 2010 was $301.2 million, up 2% from the prior year similar period before the effect of foreign exchange (up 3% after the effect of foreign exchange).

North America core revenue results for the third quarter of 2010 reflect the following:

•	Risk Management Solutions revenue of $184.0 million, up 1% both before and after the effect of foreign exchange;

•	Sales & Marketing Solutions revenue of $88.9 million, up 5% both before and after the effect of foreign exchange; and

•	Internet Solutions revenue of $28.3 million, up 4% both before and after the effect of foreign exchange.

See attached Schedules 4, 5 and 6 for additional details.

Total revenue for the third quarter of 2010 was $305.6 million, down 2% from the prior year similar period both before and after the effect of foreign exchange. The results of the North American Self Awareness Solutions business, which we divested during the third quarter of 2010, are included in both the current and prior year similar period total revenue.

Operating income before non-core gains and charges for the third quarter of 2010 was $107.1 million, up 2% from the prior year similar period, primarily due to our scalable business model and reengineering savings. On a GAAP basis, operating income was $93.5 million, down 11% from the prior year similar period. The result was primarily due to a $13.6 million charge for impaired intangible assets related to our Purisma business.

See attached Schedule 3 for additional detail.

International

Core and total revenue for the third quarter of 2010 was $94.8 million, up 11% (inorganic activity contributed approximately 5 points of the growth) from the prior year similar period before the effect of foreign exchange (up 7% after the effect of foreign exchange).

International core and total revenue results for the third quarter of 2010 reflect the following:

•	Risk Management Solutions revenue of $70.9 million, up 11% before the effect of foreign exchange (up 7% after the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $23.0 million, up 9% both before and after the effect of foreign exchange; and

•	Internet Solutions revenue of $0.9 million, up 8% before the effect of foreign exchange (flat after the effect of foreign exchange).

See attached Schedules 4, 5 and 6 for additional detail.

Operating income for the third quarter of 2010 was $14.4 million, down 19% from the prior year similar period. The decrease was primarily related to approximately $3.2 million of one-time transaction fees related to the D&B Australia acquisition as well as approximately $1.5 million negative impact from foreign exchange, partially offset by growth in the underlying business.

Strategic Technology Investment

As a reminder, in February 2010, D&B announced a Strategic Technology Investment program aimed at strengthening its leading position in commercial data and improving its current technology platform to meet the emerging needs of customers. The Company announced spending $110 million to $130 million over the approximate two-year life of the program.

In the third quarter of 2010, the Company incurred $11.9 million of total pre-tax expenses ($0.18 per diluted share) on the Strategic Technology Investment, which was included in the Non-Core Gains and Charges noted below, and $0.7 million of capital expenditures and additions to computer software and other intangibles related to the Strategic Technology Investment.

Year-to-date, we have incurred $24.4 million of total pre-tax expense ($0.37 per diluted share) on the Strategic Technology Investment, which was included in the Non-Core Gains and Charges noted below, and $4.5 million of capital expenditures and additions to computer software and other intangibles related to the Strategic Technology Investment.

The program continues to be on pace to meet our previous estimate for total pre-tax spend during 2010 of $45 million to $55 million.

See attached Schedule 3 for additional detail.

Non-Core Gains and Charges

During the third quarter of 2010 and 2009, the Company recorded:

•	A net pre-tax, non-core charge of $2.6 million in the third quarter of 2010, and a net pre-tax, non-core charge of $14.1 million in the third quarter of 2009; and

•	A net after-tax, non-core charge of $4.4 million in the third quarter of 2010, and a net after-tax, non-core charge of $6.1 million in the third quarter of 2009.

See attached Schedule 3 for additional explanations and details of these charges.

D&B’s restructuring charges may be viewed as recurring as they are part of its Financial Flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because they do not reflect the Company’s underlying business performance and they may have a disproportionate positive or negative impact on the results of its ongoing business operations. For additional information, see the section titled “Use of Non-GAAP Financial Measures” below.

Full Year 2010 Guidance

D&B today reaffirmed its financial guidance for the full year 2010:

•	Core revenue growth of 1% to 3%, before the effect of foreign exchange;

•	Operating income down 2% to up 2%, before non-core gains and charges;

•	Diluted EPS growth of 1% to 6%, before non-core gains and charges; and

•	Free cash flow of $240 million to $270 million, excluding the impact of legacy tax matters, but including the Strategic Technology Investment.

As a reminder, the impact of our Strategic Technology Investment has been excluded from our operating income and diluted EPS guidance and included in our free cash flow guidance, which is consistent with our treatment of non-core items.

D&B does not provide guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of non-core gains and charges, such as restructuring charges and legacy tax matters, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions, and could be material to D&B’s results computed in accordance with GAAP.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the schedules attached. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – How We Manage Our Business” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2009, filed February 25, 2010 with the SEC, for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors. Additionally, these measures are defined in Schedule 3 attached to this press release.

Third Quarter 2010 Teleconference

As previously announced, D&B will review its third quarter financial results in a conference call with the investment community on Wednesday, October 27, 2010, at 8 a.m. ET. Live audio, as well as a replay of the conference call and other related information, will be accessible on D&B’s Investor Relations Web site at http://investor.dnb.com.

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About Dun & Bradstreet® (D&B)

Dun & Bradstreet (NYSE:DNB) is the world’s leading source of commercial information and insight on businesses, enabling companies to Decide with Confidence® for 169 years. D&B’s global commercial database contains more than 177 million business records. The database is enhanced by D&B’s proprietary DUNSRight® Quality Process, which provides our customers with quality business information. This quality information is the foundation of our global solutions that customers rely on to make critical business decisions.

D&B provides solution sets that meet a diverse set of customer needs globally. Customers use D&B Risk Management SolutionsTM to mitigate credit and supplier risk, increase cash flow and drive increased profitability; D&B Sales & Marketing SolutionsTM to increase revenue from new and existing customers; and D&B Internet SolutionsTM to convert prospects into clients faster by enabling business professionals to research companies, executives and industries, over the web. For more information, please visit www.dnb.com.

Forward-Looking and Cautionary Statements

This press release, including, in particular, the section titled “Full Year 2010 Guidance,” contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

•

D&B relies significantly on third parties to support critical components of its business model in a continuous and high-quality manner, including third-party data providers, strategic third party members in its Worldwide Network, and third parties with which it has outsourcing arrangements.

•	D&B’s ability to implement and derive the benefits of its strategic technology investment program announced in February 2010.

•	Demand for D&B’s products is subject to intense competition, changes in customer preferences and economic conditions which impact customer behavior.

•

D&B’s solutions and brand image are dependent upon the integrity and security of its global database and the continued availability thereof through the Internet and by other means, as well as our ability to protect key assets, such as our data centers.

•	D&B’s ability to maintain the integrity of its brand and reputation, which it believes are key assets and competitive advantages.

•	D&B’s ability to renew large contracts, the related revenue recognition and the timing thereof, or a shift in product mix, may impact its results of operations from period to period.

•

As a result of the macro-economic challenges currently affecting the global economy, D&B’s customers or vendors may experience cash flow problems. This may cause its customers to delay, cancel or significantly decrease their purchases from D&B and impact their ability to pay amounts owed to D&B. In addition, D&B’s vendors may substantially increase their prices without notice. Such behavior may adversely affect D&B’s earnings and cash flow. In addition, if economic conditions in the United States and other key markets deteriorate further or do not show improvement, D&B may experience material adverse impacts to its business, operating results, or access to credit markets.

•

D&B’s results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard-setting bodies, and the implementation or modification of fees or taxes that it must pay to acquire, use, and/or redistribute data.

•	D&B’s ability to introduce new solutions or services, including in a seamless way and without disruption to existing solutions, such as DNBi.

•

D&B’s ability to acquire and successfully integrate other complementary businesses, products and technologies into its existing business, without significant disruption to its existing business or to its financial results.

•

The continued adherence by third party members of the D&B Worldwide Network to D&B’s quality standards, its brand and communication standards and to the terms and conditions of its commercial services arrangements.

•	D&B’s future success requires that it attract and retain qualified personnel, including members of its sales force and technology teams, in regions throughout the world.

•

The profitability of D&B’s International segment depends on its ability to identify and execute on various initiatives, such as the continued implementation of subscription plan pricing and successfully managing its D&B Worldwide Network, and its ability to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost.

•

D&B’s ability to successfully implement its growth strategy requires that it successfully reduce its expense base through its Financial Flexibility initiatives, and reallocate certain of the expense-base reductions into initiatives that produce desired revenue growth.

•

D&B is involved in various tax matters and legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B’s cash flow and profitability. See the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith, for a more detailed description of these matters.

•	D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase shares in accordance with applicable securities laws.

•

D&B’s projection for free cash flow is dependent upon its ability to generate revenue, its collection processes, customer payment patterns, the timing and volume of stock option exercises and the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above and as more fully described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent filings with the SEC, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC’s Web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statements.

The Dun & Bradstreet Corporation	Schedule 1
Consolidated Statement of Operations (unaudited) - GAAP Results

Amounts in millions, except per share data	Quarter Ended September 30,			Effects of		Year-to-Date September 30,			Effects of
			AFX	Foreign	BFX			AFX	Foreign	BFX
			% Change	Exchange	% Change			% Change	Exchange	% Change
	2010	2009	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2010	2009	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Revenue:
North America	$301.2	$294.0	3%	1%	2%	$878.5	$896.2	(2)%	0%	(2)%
International	94.8	88.2	7%	(4)%	11%	283.5	249.1	14%	2%	12%

Core Revenue	396.0	382.2	4%	0%	4%	1,162.0	1,145.3	2%	1%	1%
Divested Business (1)	4.4	16.8	(74)%	0%	(74)%	32.9	78.0	(58)%	1%	(59)%

Total Revenue	$400.4	$399.0	0%	(1)%	1%	$1,194.9	$1,223.3	(2)%	1%	(3)%

Operating Income (Loss):
North America (2)	$93.5	$105.4	(11)%			$297.2	$338.7	(12)%
International	14.4	17.7	(19)%			47.1	51.9	(9)%

Total Divisions	107.9	123.1	(12)%			344.3	390.6	(12)%
Corporate and Other (3)	(32.9)	(30.5)	(8)%			(85.5)	(73.3)	(17)%

Operating Income	75.0	92.6	(19)%			258.8	317.3	(18)%

Interest Income	0.5	0.6	(8)%			1.4	2.5	(42)%
Interest Expense	(11.0)	(11.4)	3%			(34.3)	(34.2)	(1)%
Other Income (Expense) - Net (4)	25.2	(2.0)	N/M			27.7	13.9	99%

Non-Operating Income (Expense) - Net	14.7	(12.8)	N/M			(5.2)	(17.8)	71%

Income before Provision for Income Taxes	89.7	79.8	12%			253.6	299.5	(15)%
Provision for Income Taxes	33.4	25.4	(32)%			95.3	63.5	(50)%
Equity in Net Income (Loss) of Affiliates	0.5	0.3	57%			0.7	1.0	(30)%

Net Income	$56.8	$54.7	4%			$159.0	$237.0	(33)%
Less: Net (Income) Loss Attributable to the Noncontrolling Interest	(0.3)	(0.7)	68%			0.5	(2.0)	N/M

Net Income Attributable to D&B (5)	$56.5	$54.0	5%			$159.5	$235.0	(32)%
Less: Allocation to Participating Securities	(0.2)	(0.4)	51%			(0.7)	(1.6)	59%

Net Income Attributable to D&B Common Shareholders	$56.3	$53.6	5%			$158.8	$233.4	(32)%

Basic Earnings Per Share of Common Stock Attributable to D&B Common Shareholders	$1.13	$1.03	10%			$3.17	$4.44	(29)%

Diluted Earnings Per Share of Common Stock Attributable to D&B Common Shareholders (6)	$1.12	$1.02	10%			$3.14	$4.39	(29)%

Weighted Average Number of Shares Outstanding:
Basic	49.7	52.0	5%			50.0	52.6	5%

Diluted	50.1	52.6	5%			50.5	53.2	5%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 2
Consolidated Statement of Operations (unaudited) -Before Non-Core Gains and Charges

Amounts in millions, except per share data	Quarter Ended September 30,			Effects of		Year-to-Date September 30,			Effects of
			AFX	Foreign	BFX			AFX	Foreign	BFX
			% Change	Exchange	% Change			% Change	Exchange	% Change
	2010	2009	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2010	2009	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Revenue:
North America	$301.2	$294.0	3%	1%	2%	$878.5	$896.2	(2)%	0%	(2)%
International	94.8	88.2	7%	(4)%	11%	283.5	249.1	14%	2%	12%

Core Revenue	396.0	382.2	4%	0%	4%	1,162.0	1,145.3	2%	1%	1%
Divested Business (1)	4.4	16.8	(74)%	0%	(74)%	32.9	78.0	(58)%	1%	(59)%

Total Revenue	$400.4	$399.0	0%	(1)%	1%	$1,194.9	$1,223.3	(2)%	1%	(3)%

Operating Income (Loss):
North America (2)	$107.1	$105.4	2%			$317.6	$338.7	(6)%
International	14.4	17.7	(19)%			47.1	51.9	(9)%

Total Divisions	121.5	123.1	(1)%			364.7	390.6	(7)%
Corporate and Other (3)	(17.2)	(18.3)	6%			(51.2)	(57.0)	10%

Operating Income	104.3	104.8	(1)%			313.5	333.6	(6)%

Interest Income	0.5	0.6	(8)%			1.4	2.5	(42)%
Interest Expense	(11.0)	(11.4)	3%			(34.3)	(34.2)	(1)%
Other Income (Expense) - Net (4)	(1.5)	(0.1)	N/M			0.6	(0.2)	N/M

Non-Operating Income (Expense) - Net	(12.0)	(10.9)	(10)%			(32.3)	(31.9)	(2)%

Income before Provision for Income Taxes	92.3	93.9	(2)%			281.2	301.7	(7)%
Provision for Income Taxes	31.6	33.4	6%			92.6	104.0	11%
Equity in Net Income (Loss) of Affiliates	0.5	0.3	57%			0.7	1.0	(30)%

Net Income	$61.2	$60.8	1%			$189.3	$198.7	(5)%
Less: Net (Income) Loss Attributable to the Noncontrolling Interest	(0.3)	(0.7)	68%			0.5	(2.0)	N/M

Net Income Attributable to D&B (5)	$60.9	$60.1	2%			$189.8	$196.7	(4)%
Less: Allocation to Participating Securities	(0.2)	(0.4)	52%			(0.8)	(1.4)	41%

Net Income Attributable to D&B Common Shareholders	$60.7	$59.7	2%			$189.0	$195.3	(3)%

Basic Earnings Per Share of Common Stock Attributable to D&B Common Shareholders	$1.22	$1.15	6%			$3.78	$3.72	2%

Diluted Earnings Per Share of Common Stock Attributable to D&B Common Shareholders (6)	$1.21	$1.13	7%			$3.74	$3.67	2%

Weighted Average Number of Shares Outstanding:
Basic	49.7	52.0	5%			50.0	52.6	5%

Diluted	50.1	52.6	5%			50.5	53.2	5%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules) for a definition of Non-GAAP measures and a reconciliation of non-core gains and charges.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 3
Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(1)	Includes revenue from the Italian Domestic business and the North American Self Awareness Solutions business
(2)	The following table reconciles North America Operating Income included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	September 30,			September 30,
Amounts in millions	2010	2009	% Change Fav/(Unfav)	2010	2009	% Change Fav/(Unfav)
North America Operating Income (Schedule 1)	$93.5	$105.4	(11)%	$297.2	$338.7	(12)%
Impaired Intangible Assets	(13.6)	—	N/M	(20.4)	—	N/M

North America Operating Income - Before Non-Core Gains and Charges (Schedule 2)	$107.1	$105.4	2%	$317.6	$338.7	(6)%

(3)	The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	September 30,			September 30,
Amounts in millions	2010	2009	% Change Fav/(Unfav)	2010	2009	% Change Fav/(Unfav)
Corporate and Other - GAAP Results (Schedule 1)	$(32.9)	$(30.5)	(8)%	$(85.5)	$(73.3)	(17)%
Restructuring Charges	(3.9)	(12.2)	68%	(10.1)	(16.3)	38%
Strategic Technology Investment	(11.8)	—	N/M	(24.2)	—	N/M

Corporate and Other - Before Non-Core Gains and Charges (Schedule 2)	$(17.2)	$(18.3)	6%	$(51.2)	$(57.0)	10%

(4)	The following table reconciles Other Income (Expense)-Net included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	September 30,			September 30,
Amounts in millions	2010	2009	% Change Fav/(Unfav)	2010	2009	% Change Fav/(Unfav)
Other Income (Expense)-Net - GAAP Results (Schedule 1)	$25.2	$(2.0)	N/M	$27.7	$13.9	99%
Effect of Legacy Tax Matters	0.3	0.3	0%	0.8	0.7	(14)%
Settlement of Legacy Tax Matter Arbitration	—	—	N/M	—	4.1	N/M
Strategic Technology Investment	(0.1)	—	N/M	(0.2)	—	N/M
Gain on Disposal of North American Self Awareness Solutions business	23.1	—	N/M	23.1	—	N/M
One-Time Gain on Hedge of Purchase Price on the Australia Acquisition	3.4	—	N/M	3.4	—	N/M
Gain on Disposal of Italian Domestic business	—	(2.2)	N/M	—	9.3	N/M

Other Income (Expense)-Net - Before Non-Core Gains and Charges (Schedule 2)	$(1.5)	$(0.1)	N/M	$0.6	$(0.2)	N/M

	Quarter Ended			Year-to-Date
	September 30,			September 30,
Amounts in millions	2010	2009		2010	2009
Total Pre-Tax Impacts:
Impaired Intangible Assets	$(13.6)	$—		$(20.4)	$—
Restructuring Charges	(3.9)	(12.2)		(10.1)	(16.3)
Strategic Technology Investment	(11.8)	—		(24.2)	—
Effect of Legacy Tax Matters	0.3	0.3		0.8	0.7
Settlement of Legacy Tax Matter Arbitration	—	—		—	4.1
Strategic Technology Investment	(0.1)	—		(0.2)	—
Gain on Disposal of North American Self Awareness Solutions business	23.1	—		23.1	—
One-Time Gain on Hedge of Purchase Price on the Australia Acquisition	3.4	—		3.4	—
Gain on Disposal of Italian Domestic business	—	(2.2)		—	9.3

Total Pre-Tax Impacts	$(2.6)	$(14.1)		$(27.6)	$(2.2)

The Dun & Bradstreet Corporation	Schedule 3
Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(5)	The following table reconciles Net Income Attributable to D&B included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	September 30,			September 30,
Amounts in millions	2010	2009	% Change Fav/(Unfav)	2010	2009	% Change Fav/(Unfav)
Net Income Attributable to D&B - GAAP Results (Schedule 1)	$56.5	$54.0	5%	$159.5	$235.0	(32)%
Restructuring Charges	(2.5)	(7.6)	67%	(6.7)	(10.2)	34%
Impaired Intangible Assets	(8.6)	—	N/M	(12.8)	—	N/M
Strategic Technology Investment	(9.5)	—	N/M	(18.9)	—	N/M
Gain on Disposal of North American Self Awareness Solutions business	14.1	—	N/M	14.1	—	N/M
One-Time Gain on Hedge of Purchace Price on the Australia Acquisition	2.1	—	N/M	2.1	—	N/M
Settlement of Legacy Tax Matter Arbitration	—	—	N/M	—	1.0	N/M
Reduction of a Deferred Tax Asset Resulting from the Healthcare Act of 2010	—	—	N/M	(13.0)	—	N/M
Benefits Derived from Worldwide Legal Entity Simplification	—	3.0	N/M	—	36.2	N/M
Gain on Disposal of Italian Domestic business	—	(1.5)	N/M	—	11.3	N/M
Refund Claim on Legacy Tax Matters for the 1997 Tax Year	—	—	N/M	4.9	—	N/M

After-Tax Impact	(4.4)	(6.1)		(30.3)	38.3

Net Income Attributable to D&B - Before Non-Core Gains and Charges (Schedule 2)	$60.9	$60.1	2%	$189.8	$196.7	(4)%

(6)	The following table reconciles Diluted Earnings Per Share Attributable to D&B included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	September 30,			September 30,
	2010	2009	% Change Fav/(Unfav)	2010	2009	% Change Fav/(Unfav)
Diluted EPS Attributable to D&B - GAAP Results (Schedule 1)	$1.12	$1.02	10%	$3.14	$4.39	(29)%
Restructuring Charges	(0.06)	(0.14)	57%	(0.13)	(0.19)	32%
Impaired Intangible Assets	(0.17)	—	N/M	(0.26)	—	N/M
Strategic Technology Investment	(0.18)	—	N/M	(0.37)	—	N/M
Gain on Disposal of North American Self Awareness Solutions business	0.28	—	N/M	0.28	—	N/M
One-Time Gain on Hedge of Purchace Price on the Australia Acquisition	0.04	—	N/M	0.04	—	N/M
Settlement of Legacy Tax Matter Arbitration	—	—	N/M	—	0.02	N/M
Reduction of a Deferred Tax Asset Resulting from the Healthcare Act of 2010	—	—	N/M	(0.26)	—	N/M
Benefits Derived from Worldwide Legal Entity Simplification	—	0.06	N/M	—	0.68	N/M
Gain on Disposal of Italian Domestic business	—	(0.03)	N/M	—	0.21	N/M
Refund Claim on Legacy Tax Matters for the 1997 Tax Year	—	—	N/M	0.10	—	N/M

Diluted EPS Attributable to D&B - Before Non-Core Gains and Charges (Schedule 2)	$1.21	$1.13	7%	$3.74	$3.67	2%

N/M - Not Meaningful

The following defines the non-GAAP measures used to evaluate performance:

*	Total revenue excluding the revenue of divested businesses is referred to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition
*	Core revenue growth, excluding the effects of foreign exchange, is referred to as “core revenue growth before the effects of foreign exchange.” We also separately, from time to time, analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions”
*	Results (such as operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) exclude Restructuring Charges (whether recurring or non-recurring) and certain other items that we consider do not reflect our underlying business performance. We refer to these Restructuring Charges and other items as “non-core gains and (charges)”
*	Net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles is referred to as “free cash flow”

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 4
Supplemental GAAP Financial Data (unaudited)

Amounts in millions	Quarter Ended September 30,			Effects of		Year-to-Date September 30,			Effects of
			AFX	Foreign	BFX			AFX	Foreign	BFX
			% Change	Exchange	% Change			% Change	Exchange	% Change
	2010	2009	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2010	2009	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Geographic and Customer Solution Set Revenue:
North America:
Risk Management Solutions	$184.0	$182.2	1%	0%	1%	$541.9	$551.4	(2)%	0%	(2)%
Sales & Marketing Solutions	88.9	84.7	5%	0%	5%	253.0	258.1	(2)%	0%	(2)%
Internet Solutions	28.3	27.1	4%	0%	4%	83.6	86.7	(4)%	0%	(4)%

Subtotal Core Revenue	301.2	294.0	3%	1%	2%	878.5	896.2	(2)%	0%	(2)%
Divested Business [1]	4.4	16.8	(74)%	0%	(74)%	32.9	56.1	(41)%	1%	(42)%

Total North America Revenue	305.6	310.8	(2)%	0%	(2)%	911.4	952.3	(4)%	1%	(5)%
International:
Risk Management Solutions	70.9	66.1	7%	(4)%	11%	209.6	187.8	12%	2%	10%
Sales & Marketing Solutions	23.0	21.2	9%	0%	9%	71.4	58.7	22%	3%	19%
Internet Solutions	0.9	0.9	0%	(8)%	8%	2.5	2.6	(2)%	3%	(5)%

Subtotal Core Revenue	94.8	88.2	7%	(4)%	11%	283.5	249.1	14%	2%	12%
Divested Business [1]	—	—	N/M	N/M	N/M	—	21.9	N/M	N/M	N/M

Total International Revenue	94.8	88.2	7%	(4)%	11%	283.5	271.0	5%	2%	3%
Total Corporation:
Risk Management Solutions	254.9	248.3	3%	(1)%	4%	751.5	739.2	2%	1%	1%
Sales & Marketing Solutions	111.9	105.9	6%	0%	6%	324.4	316.8	2%	0%	2%
Internet Solutions	29.2	28.0	4%	0%	4%	86.1	89.3	(4)%	0%	(4)%

Subtotal Core Revenue	396.0	382.2	4%	0%	4%	1,162.0	1,145.3	2%	1%	1%
Divested Business [1]	4.4	16.8	(74)%	0%	(74)%	32.9	78.0	(58)%	1%	(59)%

Total Revenue	$400.4	$399.0	0%	(1)%	1%	$1,194.9	$1,223.3	(2)%	1%	(3)%

Operating Costs:
Operating Expenses [2]	$146.9	$120.5	(22)%			$408.6	$366.9	(11)%
Selling and Administrative Expenses [3]	157.5	159.9	2%			469.1	480.4	2%
Depreciation and Amortization	17.1	13.8	(24)%			48.3	42.4	(14)%
Restructuring Expense	3.9	12.2	68%			10.1	16.3	38%

Total Operating Costs [4]	$325.4	$306.4	(6)%			$936.1	$906.0	(3)%

Capital Expenditures [5]	$1.6	$2.6	40%			$7.6	$6.0	(26)%

Additions to Computer Software & Other Intangibles [6]	$14.0	$13.7	(3)%			$41.3	$41.9	2%

Notes:

1	Divested Business revenue related to the sale of our Domestic portion of our Italian operations in May 2009 was: $0.0 for the three months ended September 30, 2009, and $18.7 for RMS and $3.2 for S&MS for the nine months ended September 30, 2009. Divested Business revenue related to the sale of our North American Self Awareness Solutions business in July 2010 was: $4.3 for RMS and $0.1 for Internet Solutions and $32.0 for RMS and $0.9 for Internet Solutions for the three and nine months ended September 30, 2010, respectively; and was: $16.5 for RMS and $0.3 for Internet Solutions and $55.7 for RMS and $0.4 for Internet Solutions for the three and nine months ended September 30, 2009, respectively
2	Operating Expenses included $9.8 and $20.4 related to the Strategic Technology Investment for the three and nine months ended September 30, 2010, respectively.
3	Selling and Administrative Expenses included $1.7 and $3.5 related to the Strategic Technology Investment for the three and nine months ended September 30, 2010, respectively
4	Total Operating Costs included $11.8 and $24.2 related to the Strategic Technology Investment for the three and nine months ended September 30, 2010, respectively.
5	Capital Expenditures included $0.6 and $4.0 related to the Strategic Technology Investment for the three and nine months ended September 30, 2010, respectively.
6	Additions to Computer Software & Other Intangibles included $0.1 and $0.5 related to the Strategic Technology Investment for the three and nine months ended September 30, 2010, respectively.

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 4
Supplemental GAAP Financial Data (unaudited)

	Quarter Ended
Amounts in millions	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008
Net Debt Position:
Cash and Cash Equivalents	$77.2	$209.7	$218.7	$222.9	$187.3	$226.4	$179.9	$164.2
Short-Term Debt	(301.4)	(301.3)	(302.7)	(1.7)	(1.3)	(0.6)	(0.6)	—
Long-Term Debt	(654.6)	(625.1)	(649.7)	(961.8)	(894.2)	(868.0)	(900.0)	(904.3)

Net Debt	$(878.8)	$(716.7)	$(733.7)	$(740.6)	$(708.2)	$(642.2)	$(720.7)	$(740.1)

	Year-to-Date
Amounts in millions	Sep 30, 2010	Sep 30, 2009	% Change Fav/(Unfav)
Free Cash Flow:
Net Cash Provided By Operating Activities (GAAP Results)	$278.9	$302.8	(8)%
Less:
Capital Expenditures (GAAP Results) [7]	7.6	6.0	(26)%
Additions to Computer Software & Other Intangibles (GAAP Results) [8]	41.3	41.9	2%

Free Cash Flow	$230.0	$254.9	(10)%
Legacy Tax Matters (Refund) Payment	(4.5)	(10.8)	58%

Free Cash Flow Excluding Legacy Tax Matters	$225.5	$244.1	(8)%

	Year-to-Date
Amounts in millions	Sep 30, 2010	Sep 30, 2009	% Change Fav/(Unfav)
Net Cash Provided By Operating Activities excluding Legacy Tax Matters:
Net Cash Provided By Operating Activities (GAAP Results)	$278.9	$302.8	(8)%
Legacy Tax Matters (Refund) Payment	(4.5)	(10.8)	58%

Net Cash Provided By Operating Activities Excluding Legacy Tax Matters	$274.4	$292.0	(6)%

Notes:

7	For the year-to-date period ended September 30, 2010, there were $4.0 of Capital Expenditures related to the Strategic Technology Investment.
8	For the year-to-date period ended September 30, 2010, there were $0.5 Additions to Computer Software & Other Intangibles related to the Strategic Technology Investment.

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 5
GAAP Revenue Reconciliation and Detail (unaudited)

	Quarter Ended September 30, 2010 vs. 2009							Year-To-Date September 30, 2010 vs. 2009
				Traditional/VAPs as a							Traditional/VAPs as a
	AFX % Change Fav/(Unfav)	Effects of Foreign Exchange	BFX % Change Fav/(Unfav)	% of Total Customer Solution Sets/Core				AFX % Change Fav/(Unfav)	Effects of Foreign Exchange	BFX % Change Fav/(Unfav)	% of Total Customer Solution Sets/Core
				2010		2009					2010		2009
				% Product Line/Core		% Product Line/Core					% Product Line/Core		% Product Line/Core
Revenue:
North America:
Risk Management Solutions:
Traditional	(2)%	0%	(2)%	68%	42%	70%	43%	(3)%	1%	(4)%	69%	43%	70%	43%
VAPs	5%	0%	5%	23%	14%	23%	14%	(1)%	1%	(2)%	23%	14%	23%	14%
Supply Management Solutions	17%	0%	17%	9%	5%	7%	5%	11%	0%	11%	8%	5%	7%	4%
Total Risk Management Solutions	1%	0%	1%		61%		62%	(2)%	0%	(2)%		62%		61%
Sales & Marketing Solutions:
Traditional	(7)%	0%	(7)%	39%	12%	45%	13%	(10)%	0%	(10)%	35%	10%	39%	11%
VAPs	15%	0%	15%	61%	18%	55%	16%	3%	0%	3%	65%	19%	61%	18%
Total Sales & Marketing Solutions	5%	0%	5%		30%		29%	(2)%	0%	(2)%		29%		29%
Internet Solutions	4%	0%	4%		9%		9%	(4)%	0%	(4)%		9%		10%
Core Revenue	3%	1%	2%					(2)%	0%	(2)%
Divested Business	(74)%	0%	(74)%					(41)%	1%	(42)%
Total North America Revenue	(2)%	0%	(2)%					(4)%	1%	(5)%
International:
Risk Management Solutions:
Traditional	15%	(4)%	19%	90%	67%	83%	63%	15%	2%	13%	86%	64%	84%	63%
VAPs	(36)%	(6)%	(30)%	9%	7%	15%	11%	(5)%	0%	(5)%	13%	9%	15%	11%
Supply Management Solutions	(15)%	(4)%	(11)%	1%	1%	2%	1%	14%	2%	12%	1%	1%	1%	1%
Total Risk Management Solutions	7%	(4)%	11%		75%		75%	12%	2%	10%		74%		75%
Sales & Marketing Solutions:
Traditional	14%	(3)%	17%	62%	15%	58%	14%	44%	3%	41%	59%	15%	50%	12%
VAPs	0%	2%	(2)%	38%	9%	42%	10%	0%	4%	(4)%	41%	10%	50%	12%
Total Sales & Marketing Solutions	9%	0%	9%		24%		24%	22%	3%	19%		25%		24%
Internet Solutions	0%	(8)%	8%		1%		1%	(2)%	3%	(5)%		1%		1%
Core Revenue	7%	(4)%	11%					14%	2%	12%
Divested Business	N/M	N/M	N/M					N/M	N/M	N/M
Total International Revenue	7%	(4)%	11%					5%	2%	3%
Total Corporation:
Risk Management Solutions:
Traditional	3%	(1)%	4%	74%	48%	74%	48%	2%	1%	1%	74%	48%	74%	48%
VAPs	(3)%	(1)%	(2)%	19%	13%	21%	13%	(2)%	0%	(2)%	20%	13%	21%	13%
Supply Management Solutions	15%	0%	15%	7%	4%	5%	4%	11%	0%	11%	6%	4%	5%	4%
Total Risk Management Solutions	3%	(1)%	4%		65%		65%	2%	1%	1%		65%		65%
Sales & Marketing Solutions:
Traditional	(2)%	(1)%	(1)%	44%	12%	47%	13%	2%	0%	2%	41%	11%	41%	11%
VAPs	13%	1%	12%	56%	16%	53%	15%	3%	1%	2%	59%	17%	59%	16%
Total Sales & Marketing Solutions	6%	0%	6%		28%		28%	2%	0%	2%		28%		27%
Internet Solutions	4%	0%	4%		7%		7%	(4)%	0%	(4)%		7%		8%
Core Revenue	4%	0%	4%					2%	1%	1%
Divested Business	(74)%	0%	(74)%					(58)%	1%	(59)%
Total Revenue	0%	(1)%	1%					(2)%	1%	(3)%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 6
Supplemental Revenue Data (unaudited)

	Quarter Ended
% of Core Product Line	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008	Sep 30, 2008	Jun 30, 2008	Mar 31, 2008
North America Risk Management Solutions
Subscription [1]	69%	71%	71%	69%	70%	69%	65%	59%	58%	55%	50%
Non-Subscription [1]	31%	29%	29%	31%	30%	31%	35%	41%	42%	45%	50%
North America Risk Management Solutions
DNBi [2]	58%	60%	59%	54%	54%	53%	49%	44%	42%	38%	32%
Non-DNBi [2]	42%	40%	41%	46%	46%	47%	51%	56%	58%	62%	68%

	Year-to-Date September 30, 2010		Year-to-Date September 30, 2009		Full Year December 31, 2009		Full Year December 31, 2008
% of Core International Revenue	Amounts in millions	% of Core	Amounts in millions	% of Core	Amounts in millions	% of Core	Amounts in millions	% of Core
International:
Europe and Other International Markets (excluding Asia Pacific)	$170.8	60%	$152.4	61%	$218.2	61%	$230.7	73%
Asia Pacific	112.7	40%	96.7	39%	137.2	39%	83.7	27%

Core Revenue	$283.5		$249.1		$355.4		$314.4

Notes:

1	We define Subscription and Non-Subscription revenue as follows:

•

Subscription revenue represents contracts that allow customers unlimited use within predefined ranges, subject to certain conditions. In these instances, we recognize revenue ratably over the term of the contract, which is generally one year.

•	Non-Subscription revenue represents all other revenue streams.

2	We define DNBi and Non-DNBi revenue as follows:

•

DNBi, is our interactive, customizable online application that offers our customers real time access to our most complete and up-to-date global DUNSRight information, comprehensive monitoring and portfolio analysis

•	Non-DNBi revenue represents all other revenue streams.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.